Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of March 16, 2012, is made by Phototron Holdings, Inc., a Delaware corporation (the “Company”), and all of the subsidiaries of the Company (together with the Company, collectively, the “Grantors”), in favor of the holders of the Company’s 6% Senior Secured Convertible Notes issued or to be issued in the original aggregate principal amount of up to $2,000,000 (collectively, the “Notes”) pursuant to the Purchase Agreement (as defined herein) (collectively, together with their endorsees, transferees and assigns, the “Lenders”).

RECITALS

WHEREAS, the Company and the Lenders are party to that certain Securities Purchase and Exchange Agreement, dated on or about March 16, 2012 (the “Purchase Agreement”), pursuant to which, the Company issued or is issuing the Notes, among other things;

WHEREAS, contemporaneously herewith the Grantors are entering into a Security Agreement (the “Security Agreement”), pursuant to which, each Grantor has granted a security interest in its assets and properties to secure the satisfaction of the Company’s obligations under the Notes, among other things; and

WHEREAS, the Grantors are obligated under the Security Agreement to take such further actions as the Secured Party Representative (as defined therein) requests to further perfect the Lenders’ security interest granted under the Security Agreement, including, without limitation, with respect to intellectual property.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.                  Defined Terms.

(a)                Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Copyright” means copyrights and copyright registrations, including, without limitation, the copyright registrations and recordings listed on Schedule I attached hereto, if any, in which the Grantors have any right, title and interest, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner of its, his or her share thereof, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of the Grantors’ rights corresponding thereto throughout the world.

“Intellectual Property Licenses” means rights under or interest in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the Grantors are a licensee or licensor under any such license agreement, and the right to use the foregoing in connection with the enforcement of the Lenders’ rights pursuant to the Security Agreement.

“Patent” means patents and patent applications, including, without limitation, the patents and patent applications listed on Schedule I hereto and all continuations, divisionals, provisionals, continuations in part, or reissues of applications related to patents thereon, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner or inventor of its, his or her share thereof, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of the Grantors’ rights corresponding thereto throughout the world.

“Trademark” means trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the registered trademarks listed on Schedule I hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, subject to payment to any co-owner of its, his or her share thereof, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of the Grantors’ business symbolized by the foregoing and connected therewith, and (v) all of the Grantors’ rights corresponding thereto throughout the world.

(b)               Terms Defined in the Purchase Agreement. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

2.                  Grant of Security Interest in Intellectual Property Collateral. Grantors hereby grant to Lenders a continuing first priority security interest (as set forth in the Security Agreement) in all of Grantors’ right, title and interest in, to and under all of Grantors’ Intellectual Property (as defined in the Security Agreement), including, without limitation, the following, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”):

(a)                all of Grantors’ Patents and Grantors’ rights under all Patent Intellectual Property Licenses to which it is a party, including those patents referred to on Schedule I hereto, including:

                                                                      (i)                   all registrations and applications in respect of the foregoing, including continuations, divisionals, provisionals, continuations in part, or reissues of applications and patents issuing thereon; and

                                                                    (ii)                   all products and proceeds of the foregoing, including, without limitation, any claim by Grantors against third parties for past, present or future infringement of any Patent or any Patent licensed under any Intellectual Property License;

(b)               all of Grantors’ Trademarks and Grantors’ rights under all Trademark Intellectual Property Licenses to which it is a party, including those trademarks referred to on Schedule I hereto, including:

                                                                      (i)                   all registrations, applications, and renewals in respect of the foregoing;

                                                                    (ii)                   all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark licensed under an Intellectual Property License; and

                                                                  (iii)                   all products and proceeds of the foregoing, including without limitation any claim by Grantor against third parties for past, present or future (A) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (B) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License; and

(c)                all of Grantors’ Copyrights and Grantors’ rights under all Copyright Intellectual Property Licenses to which it is a party, including those referred to on Schedule I hereto, including:

                                                                 (i)                        all registrations, applications, and renewals in respect of the foregoing; and

                                                               (ii)                        all products and proceeds of the foregoing, including, without limitation, any claim by Grantors against third parties for past, present or future infringement of any Copyright or any Copyright licensed under any Intellectual Property License.

3.                  Security Agreement. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Lenders pursuant to the Security Agreement. Grantors hereby acknowledge and affirm that the rights and remedies of Lenders with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4.                  Authorization to Supplement. If Grantors shall obtain rights to any new Intellectual Property, the provisions of this Agreement shall automatically apply thereto. Grantors shall give Lenders prompt written notice with respect to any such material new Intellectual Property. Grantors represent that Schedule I is substantially accurate and complete but reserve the right from time to time to correct inaccuracies and/or omissions by giving Lenders written notice thereof. Without limiting Grantors’ obligations under this Section 4, Grantors hereby authorize Lenders unilaterally to modify this Agreement by amending Schedule I to include any such corrections and other modifications and any such new Intellectual Property of Grantors. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I shall in any way affect, invalidate or detract from Lenders’ continuing security interest in all Intellectual Property Collateral, whether or not listed on Schedule I.

5.                  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely within the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. A Lender may assign its rights hereunder in connection with any private sale or transfer of its Notes, in which case the term “Lender” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. No Grantor may assign its rights or obligations under this Agreement.

8. Multiple Closings. For clarification, the Grantors acknowledge and agree that there may be more than one Closing under the Purchase Agreement and that this Agreement creates a security interest in the Collateral in favor of all the Lenders regardless of when (a) any Lender executes the Purchase Agreement or whether such Lender executes this Agreement, it being understood that the Secured Party Representative is acting as collateral agent for all Lenders, (b) any Closing occurs or (c) any Notes are issued, without any need for the Grantors to execute any further documentation or be notified of any Closing or for any other action to occur.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the Grantors has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Grantors: PHOTOTRON HOLDINGS, INC.

By: /s/ Craig Ellins

Name: Craig Ellins

Title: Chief Executive Officer

GROWLIFE, INC.

By /s/ Craig Ellins

Name: Craig Ellins

Title: Chief Executive Officer

PHOTOTRON, INC.

By: /s/ Craig Ellins

Name: Craig Ellins

Title: Chief Executive Officer

Accepted and acknowledged as of the date first set forth above:

Secured Party Representative: W-NET FUND I, L.P.

By: /s/ David Weiner

Name: David Weiner

Title: Manager of the General Partner

Lenders: W-NET FUND I, L.P.

By: /s/ David Weiner

Name: David Weiner

Title: Manager of the General Partner

EUROPA INTERNATIONAL INC.

By: /s/ Fred Knoll

Name: Fred Knoll

Title: Investment Manager

Accepted and acknowledged as of ________________________ ____, 20____ with respect to an Additional Closing pursuant to Section 2.1(b) of the Purchase Agreement:

Lenders:

If an Entity:

(Print Entity Name)

By (Sign):

Name (Print):

Title (Print):

If an Individual:

(Sign)

Name (Print):

Email Address of Lender: _____________________________________________

Facsimile Number of Lender: __________________________________________

Address of Lender:

________________________________________________

________________________________________________

SCHEDULE I
to
INTELLECTUAL PROPERTY SECURITY AGREEMENT

OWNED INTELLECTUAL PROPERTY
TRADEMARK	COUNTRY	FILING DATE	APPLICATION/ SERIAL NO.
Phototron	USA	4/14/11	85295812
Grow Plus	USA	3/29/11	85280580
Growlife	USA	3/29/11	85280216

PATENT	COUNTRY	FILING DATE	APPLICATION/ SERIAL NO.

COPYRIGHT	COUNTRY	FILING DATE	APPLICATION/ SERIAL NO.

LICENSED INTELLECTUAL PROPERTY